                                                                     EXHIBIT 5.1

[LETTERHEAD OF PEPPER HAMILTON LLP]

3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
215.981.4000
Fax 215.981.4750


                                        July 14, 1998

Primus Telecommunications Group, Incorporated
1700 Old Meadow
McLean, VA 22102

             Re:       Registration Statement on Form S-4
                       ----------------------------------

Dear Gentlemen:

             You have requested our opinion, as special counsel for Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-4 (the "Registration Statement") which is being filed by the Company under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission on or about the date hereof. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

             The Registration Statement relates to an offer to exchange (the "Exchange Offer") for an equal principal amount of the Company's outstanding 9 7/8% Senior Notes due 2008 (the "Notes") for an equal principal amount of the Company's outstanding 9 7/8% Senior Notes due 2008 (the "Notes").

             The Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of May 19, 1998 (the "Indenture") between the Company and First Union National Bank, as Trustee (the "Trustee").

             In connection with this opinion, we have examined the Registration Statement, the Indenture (included as Exhibit 4.4 to the Registration Statement), the form of the Exchange Notes (set forth as Exhibit A to the Indenture) and such other documents, records and other matters as we have deemed necessary or appropriate in order to give the opinions set forth herein.

             We have, with your approval, assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic, or photostatic copies and the authenticity of the originals of such copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents, and oral and written statements and representations, of officers and representatives of the Company. We have not independently verified such information and assumptions.

             Based upon and subject to the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendment thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, it is our opinion that:

             1. the Company has been duly incorporated, and is validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to execute, deliver, and perform its obligations under the Exchange Notes and the Indenture: and each of the Indenture and the Exchange Notes has been duly authorized by the Company;

             2. the Indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

             3. the Exchange Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee or an authenticating agent appointed by the Trustee in accordance with the terms of the Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

subject, in the case of the opinions set forth in paragraphs numbered 2 and 3 hereof, to (i) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights from time to time in effect; (ii) application of general principles of equity (regardless of whether considered in proceedings in equity or at law) and the discretion of the court before which any proceedings therefor may be brought; (iii) standards of commercial reasonableness and the implied covenant of good faith; and (iv) public policy.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the Firm under the caption "Legal Opinions" in the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent it required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                Very truly yours,

                                                  /s/ Pepper Hamilton LLP
                                                ----------------------------
                                                      PEPPER HAMILTON LLP